UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 6, 2014 (December 27, 2013)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 201-2400
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Acquisition of Assets

On December 31, 2013, Fusion Telecommunications International, Inc. (“Fusion”) and its indirect wholly owned subsidiary, Fusion BVX LLC (“FBVX”, and collectively with FBVX and Fusion’s other subsidiaries, the "Company"), completed the acquisition of substantially all of the cloud services assets (the “Acquired Assets”) used by BroadvoxGO!, LLC and its affiliate Cypress Communications, LLC (collectively, “Sellers”) in the operation of their cloud services division (the “Acquired Business”). A definitive agreement to purchase the Acquired Assets and assume substantially all of the on-going liabilities of the Acquired Business incurred in the ordinary course of business was entered into on August 30, 2013, and amended on November 15, 2013 and December 16, 2013 (the “BVX Purchase Agreement”), and execution of the Purchase Agreement was initially reported by Fusion in a Current Report on Form 8-K filed on September 4, 2013.

For the nine months ended September 30, 2013, the Sellers’ cloud services division, which provides cloud-based voice, unified communications and cloud connectivity services, generated $24.5 million in revenue (unaudited), over 90% of which is monthly recurring, and approximately $3.1 million in adjusted EBITDA.  It is anticipated that the Sellers’ cloud services assets will be integrated into Fusion’s NBS Business Services division. For the year ended December 31, 2012, the Acquired Business generated revenues of $30.3 million and had a net loss of $7.9 million.

In accordance with the terms of the BVX Purchase Agreement, the Company purchased the Acquired Assets, and assumed substantially all of the on-going liabilities of the on-going operation of the Acquired Business for an aggregate purchase price of $32.1 million (the “Purchase Price”).  The Purchase Price was paid in cash at the closing (less the $1 million deposit previously delivered to the Sellers).  In accordance with the terms of the BVX Purchase Agreement, the Purchase Price is expected to be adjusted on or before February 14, 2014, based on certain working capital measurements described in the BVX Purchase Agreement, and $3.21 million of the Purchase Price is being held in escrow for a period of up to one year as collateral to secure the accuracy of the sellers’ representations, warranties and covenants contained in the BVX Purchase Agreement.

The BVX Purchase Agreement contemplates that for a transition period following completion of the acquisition of the Acquired Assets, cooperation and interaction between the Company and Sellers will be necessary in order to provide for a smooth assimilation of the Acquired Assets into the Company’s operations. In order to facilitate that assimilation and transition Fusion, FBVX and Sellers entered into a Transitional Services Agreement, governing the provision and receipt of certain services between the Company and Sellers, and covering a range of topics including the Company’s use of financial and administrative systems owned by the Sellers; the marketing of services offered by the Company by sales representatives of Sellers; and the Company’s use of certain of Sellers’ office facilities and employees. In addition, at closing (a) Network Billing Systems, LLC, a subsidiary of Fusion (“NBS”), and Sellers entered into a Master Wholesale Service Agreement governing Sellers providing the Company with wholesale SIP-based domestic VOIP termination services and (b) FBVX and Sellers entered into a Trademark License Agreement to allow the Company to use the “Broadvox” name during a limited period in order to facilitate transition of the Acquired Assets to the Company’s operations.

The Purchase Price was largely financed through the issuance by (a) Fusion NBS Acquisition Corp. (“FNAC”), a wholly-owned subsidiary of Fusion, of $25 million of senior notes (see Item 2.03 – “Sale of Senior Notes and Related Transactions” below) and (b) Fusion of investment units consisting of Series B-2 Preferred Stock and warrants for gross proceeds of $16.4 million (see Item 3.02 – “Sale of Series B-2 Preferred Stock and Warrants” below).

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sale of Senior Notes and Related Transactions

Contemporaneously with the completion of the acquisition of the Acquired Assets on December 31, 2013, Fusion, FNAC, FBVX and NBS entered into, and consummated the transactions contemplated by, an Amended and Restated Securities Purchase Agreement and Security Agreement (the Restated Purchase Agreement”) with Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, Plexus Fund II, L.P. (collectively, the “Original Lenders”), Plexus Fund III, L.P., Plexus Fund QP III, L.P. and United Insurance Company of America (collectively, the “New Lenders” and together with the Original Lenders, the “Lenders”). Fusion, FNAC, NBS and the Original Lenders are parties to the Securities Purchase Agreement and Security Agreement dated October 29, 2012, as amended (the “Original Purchase Agreement”), pursuant to which the Company sold the Original Lenders the Company’s Series A, Series B and Series C senior notes in the aggregate principal amount of $17.0 million (the “Original Notes”).

Under the Restated Purchase Agreement, (a) FNAC sold the Lenders its five-year Series D senior notes (the “Series D Notes” and together with the “Original Notes”, the “Notes”) in the aggregate principal amount of $25 million, bearing interest at the rate of 11.15% annually, (b) changed the interest rate on the Original Notes to a rate of 11.15% per annum and (c) extended the maturity date of the Original Notes to December 31, 2018.

Each of the Series D Notes provides for the payment of interest on a monthly basis commencing January 31, 2014. Principal on the Series D Notes is due and payable in monthly installments of $31,157 beginning on the January 31, 2014 and continuing through December 31, 2014, and $61,067 beginning January 31, 2015, with the remaining principal due and payable December 31, 2018. As amended (a) the Series A Notes provide for monthly principal payments in the amount of $52,083 beginning September 30, 2013 and through December 31, 2013, $29,027 beginning January 31, 2014 through December 31, 2014 and $41,017 beginning January 31, 2015, with the outstanding principal balance being due at maturity and (b) the outstanding principal balance of the Series B Notes and Series C Notes is due and payable at maturity.

The obligations to the Lenders are secured by first priority security interests on all of the assets of FNAC, FBVX and NBS, as well as the capital stock of each of Fusion’s subsidiaries, and by second priority security interests in Fusion’s accounts receivable and other assets.  In addition, subject to limited exceptions, Fusion, FBVX and NBS (and hereafter created subsidiaries of each) have guaranteed FNAC’s obligations under the Restated Purchase Agreement, including FNAC’s obligation to repay the Notes.

The Restated Purchase Agreement contains a number of affirmative and negative covenants, including but not limited to, restrictions on paying indebtedness subordinate to the Notes, incurring additional indebtedness, making capital expenditures, dividend payments and cash distributions by subsidiaries.  In addition (a) Fusion was required to place $3 million into an escrow account controlled by the Lenders until such time as certain state regulatory approvals are obtained and (b) Fusion is required to maintain a minimum unencumbered cash bank balance of no less than $1 million (which is included in the $3 million described in the preceding clause during the time such amount is being held in escrow) at all times while the Notes are outstanding.  The Restated Purchase Agreement also requires on-going compliance with various financial covenants, including leverage ratio, fixed charge coverage ratio and minimum levels of earnings before interest, taxes, depreciation and amortization.  Failure to comply with any of the restrictive or financial covenants could result in an event of default and accelerated demand for repayment of the Notes.

In connection with the sale of the Series D Notes to the Lenders, Fusion issued a nominal warrant to the Lenders to purchase 23,091,500 shares of Fusion Common Stock (the “Lenders’ Warrants”).  The Lenders’ Warrants are exercisable from the date of issuance until December 31, 2023, at an exercise price of $.01 per share.  Fusion has agreed to pay the exercise price of the Lenders' Warrant on behalf of the Lenders at the time of exercise.  Under certain circumstances and commencing upon the date the Series D Notes are repaid, Fusion may be required to repurchase the Lenders’ Warrants or the shares issued upon exercise of the Lenders’ Warrants at a repurchase price based upon the formulas set forth therein. The Company also paid the Lenders a transaction fee of $500,000 in connection with the Restated Purchase Agreement.  The Company previously issued the Original Lenders similar warrants to purchase an aggregate of 13,325,000 shares of Fusion’s commons stock in connection with the Original Purchase Agreement.

In conjunction with the execution of the Original Purchase Agreement, the Company and the Original Lenders also entered into a series of ancillary agreements relating to, among other things, securing the Original Lenders’ right to repayment of the Original Notes, the Original Lenders’ right to receive certain financial information about the Company and access to the Company’s facilities and management, and establishing priority as to payments and to security among the Original Lenders and other creditors of the Company (the “Original Ancillary Agreements”). At the time of Closing of the transactions contemplated by the Restated Purchase Agreement, the Company and the New Lenders entered into a series of agreement amending or supplementing the Original Ancillary Agreements so as to provide the New Lenders with the same basic rights and protections afforded to the Original Lenders under the Original Ancillary Agreements (the “New Ancillary Agreements”).

The foregoing summaries of the terms of the Original Purchase Agreement, the Original Notes and and the Original Ancillary Agreements are qualified in their entirety by the full text of each of such documents, which are filed as Exhibits to Fusion’s Current Report on Form 8-K filed on November 2, 2012.

Item 1.01   Entry into a Material Definitive Agreement.

See discussions under Items 2.01, 2.03 and 3.02 for information concerning material agreements entered into in connection with Fusion’s (a) acquisition of the Acquired Assets, (b) sale of Series D senior notes and related transactions and (b) sale of Series B-2 Preferred Stock and Warrants.

Item 3.02   Sales of Unregistered Securities.

Sale of Series B-2 Preferred Stock and Warrants

On December 31, 2013, the Company issued to a total of 82 accredited investors (the “Investors”), an aggregate of 18,480 shares of its newly designated Series B-2 Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B-2 Preferred Stock”) and (b) Warrants (the “Investor Warrants”) to purchase 59,136,000 shares of the Company’s Common Stock (the “Warrant Shares” and together with the Series B-2 Preferred Stock, the “Offering”). The Offering included the issuance of 2,052 shares of Series B-2 Preferred Stock and Investor Warrants to purchase 6,566,400 Warrant Shares, upon the conversion of $2,052,000 in indebtedness of the Company, including the conversion of $2,000,000 of indebtedness by Marvin Rosen, Fusion’s Chairman of the Board. Gross cash proceeds of the Offering were $16,428,000.

Each share of Series B-2 Preferred Stock has a Stated Value of $1,000, and is convertible into shares of the Company’s Common Stock at a conversion price of $0.10 per share (the “Preferred Conversion Price”), subject to adjustment. Subject to the other terms of the Series B-2 Preferred Stock, the Series B-2 Preferred Stock sold to the Investors is convertible into an aggregate of 184,800,000 shares of the Company’s Common Stock (the “Conversion Shares”).

The Investor Warrants may be exercised at any time following the Share Authorization Date (as defined below), for a number of Warrant Shares that is equal to 40% of the Stated Value divided by one hundred and twenty 125% of the Preferred Conversion Price, as adjusted for stock splits, combinations and reclassifications (the “Initial Warrant Exercise Price”). Each Investor Warrant will be exercisable at the Investor Warrant Exercise Price for a five-year term commencing on the date of issuance.

The Series B-2 Preferred Stock may not be converted, and the Investor Warrants may not be exercised, until the effective date of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock sufficient to permit all of the outstanding Series B-2 Preferred Stock and Investor Warrants to be converted or exercised, as the case may be, into the Company’s Common Stock (the “Share Authorization Date”).  The Company has agreed that, on or prior to January 31, 2014, it will file a proxy statement with the Securities and Exchange Commission (“SEC”) seeking stockholder authorization to increase the number of authorized shares of Common Stock.

Subject to certain exceptions, the Company has also agreed that, within 45 days following the Share Authorization Date, it will file a registration statement with the SEC registering the resale of the Conversion Shares and the Investor Warrant Shares, and to use its reasonable commercial efforts to cause the registration statement to become effective not more than 150 days thereafter.  The registration rights agreement with the Investors provides that in the event the Company fails to timely file the registration statement, fails to cause the registration statement to become effective within the time provided, or fails to provide Investors with an effective registration statement permitting re-sales by the Investors, then as liquidated damages and not as a penalty, the Company is required to pay each Investor an amount equal to one percent (1%) of the aggregate amount invested by such Investor for each 30-day period or pro rata portion thereof following the date by which such registration statement should have been filed or become effective; provided, that the maximum payment to each Investor shall not exceed six percent (6%) of the aggregate amount invested by such Investor.

Commencing January 1, 2016, the Company has the right to force the conversion of the Series B-2 Preferred Stock into Common Stock at the Preferred Conversion Price; provided that the volume weighted average price for Fusion’s Common stock is at least $2.50 for ten (10) consecutive trading days. In addition, shares of Series B-2 Preferred Stock bear a cumulative six percent (6%) annual dividend payable quarterly in arrears, in cash or shares of Common Stock, at the option of the Company.

Holders of Series B-2 Preferred Stock have liquidation rights that are senior to that of holders of the Company’s outstanding Series A-1, A-2 and A-4 Preferred Stock, and holders of Series B-2 Preferred Stock are entitled to vote as one group with holders of Common Stock on all matters brought to a vote of holders of Common Stock (with each share of Series B-2 Preferred Stock being entitled to that number of votes into which the registered holder could have converted the Series B-2 Preferred Stock on the record date for the meeting at which the vote will be cast). However, holders of Common Stock will be entitled to vote as a class on all matters adversely affecting such class.

Each of the Investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration. In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law. No general solicitation or advertising was used in connection with the Offering. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under including Rule 506(b) of Regulation D.

The Company sold the Series B-2 Preferred Stock and Investor Warrants through its officers and directors, in conjunction with the assistance of certain select broker-dealers, each of which is registered as such with the Financial Industry Regulatory Association. The Company paid aggregate cash compensation to the broker-dealers of $0.7 million, and issued or is obligated to issue warrants to the broker-dealers or their respective designees to purchase 4,386,500 shares of the Company’s Common Stock.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 27, 2013, the Company filed a Certificate of Designations with the Secretary of State of Delaware, amending its Articles of Incorporation by creating, and designating 24,000 shares of previously undesignated preferred stock as, Series B-2 Cumulative Convertible Preferred Stock.

Item 9.01   Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

The Company intends to amend this Current Report on 8-K to file the required financial statements within the time prescribed by this item.

(b) Pro Forma Financial Information

The Company intends to amend this Current Report on 8-K to file the required financial statements and pro forma financial information within the time prescribed by this item.

(c) Shell Company Transactions.

Not Applicable.

(d) Exhibits

The following Exhibits are furnished with this Report (the press releases furnished herewith as Exhibits 99.1 and 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and are not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing):

Exhibit No.	Description
99.1	Press Release dated January 6, 2013 entitled “Fusion Acquires Broadvox’s Cloud Services Business”
99.2	Press Release dated January 6, 2013 entitled “Fusion Closes on Approximately $44.0 Million of Financing”

Reconciliation to US GAAP

This Report includes certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The Company believes that EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to evaluate companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses and professional fees associated with pending acquisitions, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as stock-based compensation.  Although the Company uses adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Broadvox Enterprise Services
Statement of Operations
For the Nine Months Ended September 30, 2013
(unaudited)

(in thousands)	2013
Revenues	$24,503
Cost of revenues, exclusive of depreciation and
amortization, shown separately below	8,277
Gross profit	16,226
Depreciation and amortization	3,103
Selling general and administrative expenses	13,216
Total operating expenses	16,319
Operating loss	(93)
Interest expense, net	(93)
Net loss	(186)

Broadvox Enterprise Services
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
For the Nine Months Ended September 30, 2013
(Unaudited)

(in thousands)
Net loss	$(186)
Interest expense	93
Depreciation and amortization	3,103
EBITDA	3,010
Stock-based compensation expense	79
Adjusted EBITDA	$3,089

Forward–Looking Statements

This report regarding the Company’s business and operations includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “intend” or “estimate” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The primary risk attributable to the Company is its ability to attract fresh and continued capital to execute its comprehensive business strategy. There may be additional risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s ability to comply with its senior debt agreements, the Company’s inability to maintain working capital requirements to fund future operations, or the Company’s ability to attract and retain highly qualified management, technical and sales personnel, and the other factors identified by us from time to time in the Company’s filings with the SEC. However, the risks included should not be assumed to be the only things that could affect future performance. We may also be subject to disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date thereof, and we assume no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
January 6, 2014		as President, Chief Operating Officer and Acting Chief Financial Officer